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                                                             EXHIBIT 23(b)






CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of RoTech Medical Corporation on Form S-8 of our report dated October 19, 1995, appearing in the Annual Report on Form 10-K of RoTech Medical Corporation for the year ended July 31, 1995, and to the reference to us as "experts" in such Registration Statement.



/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP

May 15, 1996
Orlando, Florida